UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2010

Vitacost.com Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. - NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Copies of all communications to:

Vitacost.com Inc.
5400 Broken Sound Blvd. - NW, Suite 500
Boca Raton, Florida 33487-3521
(561) 982-4180
Attention: Mary Marbach, Esq.
General Counsel and Secretary

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

On December 13, 2010, Vitacost.com, Inc. (the “Company”) terminated (a) the Modified and Restated Loan and Security Agreement, dated July 30, 2008 as amended from time to time, between Wells Fargo Bank, National Association, as successor-by-merger to Wachovia Bank, National Association (“Wells Fargo”) and the Company with an outstanding balance as of December 13, 2010 of $6,313,635; (b) the Promissory Note, dated as of February 14, 2007 , issued by the Company to Wells Fargo in the original principal amount of $3,360,000, executed in connection with the purchase of land in Lexington, North Carolina with an outstanding balance as of December 13, 2010 $3,039,638; (c) the Loan and Security Agreement, dated April 23, 2007 (the “Equipment Loan Agreement”) between Wachovia Financial Services, Inc. and the Company; (d) that certain Amended and Restated Promissory Note in the original principal amount of $1,849,262.97, dated October 11, 2007, executed in connection with the Equipment Loan Agreement with an outstanding balance as of December 13, 2010 of $710,186; (e) that certain Amended and Restated Promissory Note in the original principal amount of $2,617,509, dated December 19, 2007, executed in connection with the Equipment Loan Agreement with an outstanding balance of December 13, 2010 of $1,092,631; and (f) certain interest rate swap agreements requiring a payment as of December 13, 2010 of $463,179.  In connection with the termination of each of the agreements and notes above, the Company repaid in full all of its obligations then outstanding as of December 13, 2010.   No early termination penalties were incurred by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM INC.

Dated: December 17, 2010	By:	/s/ Stephen E. Markert, Jr.
Stephen E. Markert, Jr.
Interim Chief Financial Officer